Exhibit 99.1

Nightfood Holdings (NGTF) Secures Full Ownership of BIM-E Intellectual Property Following Successful CES Debut; Aligns Founder Compensation with Revenue Milestones

Temecula, California – February 19, 2026 - Nightfood Holdings, Inc. doing business as TechForce Robotics (OTC: NGTF) today announced that following the debut of its BIM-E Autonomous Beverage Robotics Platform at CES 2026 in Las Vegas, the Company has completed the acquisition of the platform’s comprehensive intellectual property and formalized a performance-based employment structure with the platform’s original inventor.

On February 17, 2026, the Company’s wholly-owned subsidiary, TechForce Robotics, Inc., entered into an Asset Purchase and Intellectual Property Assignment Agreement with Christopher Erpelding, securing full ownership of all pre-existing intellectual property related to Beer Bot and its evolved platform, BIM-E. The transaction consolidates patents, source code, firmware, engineering documentation, AI models, trade secrets, and related technology assets under Company ownership, providing clear chain-of-title for commercialization, regulatory compliance, and future strategic transactions.

Management believes the acquisition strengthens the Company’s intellectual property position as it moves toward production scaling and broader market deployment.

Performance-Based Founder Alignment

Concurrent with the IP acquisition, Mr. Erpelding has entered into an Employment Agreement as Chief Mechatronics Architect. His compensation structure is performance-driven and directly tied to revenue generation from the BIM-E platform and its derivative technologies.

Under the agreement:

●	Equity-linked awards are earned incrementally based on defined Trailing-Twelve-Month (TTM) revenue milestones.

●	Each $5 million revenue milestone unlocks a proportional warrant award.

●	The total performance opportunity scales up to $50 million in cumulative TTM revenue.

This structure ensures that long-term equity participation is earned through measurable commercial performance, aligning management, engineering leadership, and shareholder interests.

Scaling Operations Following CES Validation

The Company reported increased industry engagement during CES 2026, reinforcing confidence in BIM-E’s commercial viability. In response, Nightfood Holdings has initiated steps to:

●	Ramp manufacturing readiness

●	Expand engineering and robotics development teams

●	Recruit specialized automation and AI talent

●	Evaluate potential strategic technology acquisitions and merger opportunities

Management stated that operational teams are actively working to position the Company for responsible scaling and sustained growth.

Management Commentary

“The success at CES validated both our technology and our commercialization strategy,” said Ried Floco, President of TechForce Robotics. “With full intellectual property ownership secured and a performance-based incentive structure in place, we believe we are well-positioned to execute on production expansion and long-term value creation.”

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-Enhanced automation across multiple industries. Hospitality is the Company’s initial sector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive, labor-intensive, and operationally constrained tasks. Nightfood’s long-term vision is to expand into additional verticals requiring similar automation solutions, delivering scalable robotics that improve efficiency, reliability, and revenue generation.

Forward-Looking Statements

This press release contains “forward-looking statements” and “forward-looking information. This information and these statements, which can be identified by the fact that they do not relate strictly to historical or current facts, are made as of the date of this press release or as of the date of the effective date of information described in this press release, as applicable. The forward-looking statements herein relate to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “envisages,” “assumes,” “intends,” “strategy,” “goals,” “objectives” or variations thereof or stating that certain action events or results “may,” “can,” “could,” “would,” “might,” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) and include, without limitation, statements with respect to projected financial targets that the Company is looking to achieve. All forward-looking statements are based on current beliefs as well as various assumptions made by and information currently available to the Company’s management team. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that estimates, forecasts, projections, and other forward-looking statements will not be achieved or that assumptions do not reflect future experience. We caution any person reviewing this press release not to place undue reliance on these forward-looking statements as several important factors could cause the actual outcomes to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates, assumptions, and intentions expressed in such forward-looking statements. These risk factors may be generally stated as the risk that the assumptions and estimates expressed above do not occur. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by Company or on behalf of the Company except as may be required by law.

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